United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
August 17, 2023

CANNAE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

1-38300
(Commission File Number)

Delaware	82-1273460
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of Principal Executive Offices)

(702) 323-7330
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Cannae Common Stock, $0.0001 par value	CNNE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.
On August 17, 2023, Cannae Funding C, LLC, an indirect wholly-owned special purpose subsidiary of Cannae Holdings, Inc. (the “Company”), Cannae Funding D, LLC, an indirect wholly-owned special purpose subsidiary of the Company, and Cannae Funding A, LLC ("Borrower 3"), an indirect wholly-owned special purpose subsidiary of the Company, entered into an amendment (the "Amendment") to the Margin Loan Agreement (as amended from time to time, the “Loan Agreement”) with the lenders from time to time party thereto and Royal Bank of Canada, as the administrative agent and the calculation agent thereunder.
The Amendment amends and restates the Loan Agreement primarily to: (i) extend the maturity date of the Loan Agreement to August 17, 2026, (ii) add 40 million shares of common stock of Alight, Inc. held by Borrower 3 to the pool of collateral in the Collateral Accounts, and (iii) change the Spread to 3.75%.
The foregoing description of the Amendment and the Loan Agreement is not complete and is subject to, and qualified in its entirety by, reference to the full text of the Loan Agreement, which is filed as Exhibit 10.1, and incorporated herein by reference. Capitalized terms not defined herein are defined in the Loan Agreement.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
10.1
Margin Loan Agreement, dated as of August 17, 2023 by and among Cannae Funding C, LLC, Cannae Funding D, LLC, Cannae Funding A, LLC, the lenders from time to time parties thereto and Royal Bank of Canada as administrative agent and calculation agent

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cannae Holdings, Inc.
Date:	August 18, 2023	By:	/s/ Bryan D. Coy
			Name:	Bryan D. Coy
			Title:	Executive Vice President, Chief Financial Officer